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                                                                  EXHIBIT 10.4.4

                    THIRD AMENDMENT TO MASTER LEASE AGREEMENT

      THIS THIRD AMENDMENT TO MASTER LEASE AGREEMENT (this "AMENDMENT") is made and entered into this 13th day of May, 2004, by and between VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership ("LANDLORD") and BLC ADRIAN-GC, LLC, BLC ALBUQUERQUE-GC, LLC, BLC DAYTON-GC, LLC, BLC FORT MYERS-GC, LLC, BLC BRISTOL-GC, LLC, BLC TAVARES-GC, LLC BLC LAS VEGAS-GC, LLC, BLC LUBBOCK-GC, L.P. and BLC OVERLAND PARK-GC, LLC (collectively, "EXISTING TENANT") and BROOKDALE LIVING COMMUNITIES OF ILLINOIS-GV, LLC, a Delaware limited liability company (the "ADDED TENANT"; from and after the date hereof, together with Existing Tenant, "TENANT").

                                    RECITALS

      WHEREAS, Existing Tenant and Landlord are parties to that certain Master Lease Agreement dated as of January 28, 2004, as amended by that certain First Amendment to Master Lease dated as of February 20, 2004 and by that certain Second Amendment to Master Lease dated as of March 30, 2004 (as so amended the "ORIGINAL LEASE");

      WHEREAS, as of the date hereof Landlord is acquiring that certain property (the "GLENVIEW PROPERTY") commonly known as "The Seasons at Glenview Place" and legally described on Exhibit "A-10" hereto;

      WHEREAS, in accordance with Section 45 of the Lease, Landlord desires to add Glenview Property as an Additional Property to the Lease;

      WHEREAS, Added Tenant is joining in this Amendment for the purpose of joining the Original Lease as Tenant and becoming subject to the terms of the Original Lease, as amended by this Amendment (the Original Lease as so amended, the "LEASE")

      WHEREAS, initially capitalized terms used but not defined herein shall the meaning ascribed to such term in the Lease; and

      WHEREAS, the parties desire to amend the Original Lease on the terms hereinafter set forth;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties hereto, intending to be legally bound, agree to incorporate the foregoing recitals as if the same were more particularly set forth in the body of this Amendment and further agree as follows:

      1. JOINDER. The Added Tenant hereby joins the Lease as a Tenant and agrees to be bound thereby and each Existing Tenant hereby consents and agrees to such joinder.

      2. RENTAL PAYMENT PRORATION. On the date hereof, Tenant shall pay Fixed Rent and Additional Rent for the Additional Properties prorated from the date hereof up to and including May 30, 2004.

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      3. INCREASE TO SECURITY AMOUNT, DEFERRED MAINTENANCE DEPOSIT, AND ESCROWS.
On the date hereof, Tenant shall pay such amounts as are necessary pursuant to
Section 3.3 (Escrow Deposits), Section 3.4 (Security Deposit), and Section 3.5 (Deferred Maintenance Deposit) such that Tenant is in compliance with the aforementioned Sections of the Lease.

      4. AMENDMENTS. The Original Lease is herby amended as set forth in this
SECTION 4. To the extent any provisions of this SECTION 4 are inconsistent with those in the Original Lease, the provisions in this SECTION 4 shall control.

            4.1.  CONFORMING CHANGES TO ADD GLENVIEW PROPERTY.

                  4.1.1. Section 1.1.1 is hereby amended by replacing "A-9" with "A-10" where it appears in such Section.

                  4.1.2. Effective as of the date hereof, Section 3.1.2 is hereby amended by deleting the words "Seven Million Three Hundred Eighty Thousand Two Hundred Thirty Two and No/100 Dollars per annum ($7,380,232.00) payable in equal monthly installments of Six Hundred Fifteen Thousand Nineteen and 33/100 Dollars ($615,019.33)" and inserting in their place "Eleven Million Two Hundred Forty Two Thousand One Hundred Seven and No/100 Dollars per annum ($11,242,107.00) payable in equal monthly installments of Nine Hundred Thirty Six Thousand Eight Hundred Forty Two and 25/100 Dollars ($936,842.25)".

                  4.1.3. The amounts payable pursuant to Section 3.1.1 for May and June 2004 shall be reduced by $313,125, with such amount being applied first to the amount payable for May 2004 and any remaining amounts to be applied to the amount payable for June 2004. The amounts payable pursuant to Section 3.1.1 for February, 2005 shall be reduced by an amount equal to $162,303. Notwithstanding anything to the contrary herein, this SECTION 4.1.3 shall have no effect on the amount to which the term "Fixed Rent" refers.

                  4.1.4. Schedule 1 is deleted in its entirety and replaced with
Schedule 1 attached hereto.

                  4.1.5. Schedule 2 is deleted in its entirety and replaced with
Schedule 2 attached hereto.

                  4.1.6. Schedule 3.5 is deleted in its entirety and replaced with Schedule 3.5 attached hereto.

                  4.1.7. Schedule 7.3 is deleted in its entirety and replaced with Schedule 7.3 attached hereto.

                  4.1.8. Schedule 8.2.7 is deleted in its entirety and replaced with Schedule 8.2.7 attached hereto.

                  4.1.9. Exhibit "A" is deleted in its entirety and replaced with Exhibit "A" attached hereto.

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                  4.1.10. Exhibit "A-10" attached hereto is hereby added to the
Lease after Exhibit "A-9" attached hereto.

                  4.1.11. The following definitions are hereby added to Exhibit "B":

      "GLENVIEW PROPERTY" shall mean the property described on Exhibit A-10 to this Lease.

      "GLENVIEW FACILITY" shall mean the Facility located on the Glenview Property.

      "GLENVIEW FIXED RENT" shall mean that portion of the Fixed Rent allocable to the Glenview Property for purposes of determining the Glenview Portfolio Coverage set forth on Schedule 2.

                  4.1.12. The definition of Fixed Rent on Exhibit "B" is hereby amended by deleting the words "Seven Million Three Hundred Eighty Thousand Two Hundred Thirty Two and No/100 Dollars per annum ($7,380,232.00)" and inserting the words Eleven Million Two Hundred Forty Two Thousand One Hundred Seven and No/100 Dollars per annum ($11,242,107.00)".

                  4.1.13. Exhibit "F" is deleted in its entirety and replaced with Exhibit "F" attached hereto.

                  4.1.14. Exhibit "G" is deleted in its entirety and replaced with Exhibit "G" attached hereto.

            4.2.  INDEMNIFICATION.

                  4.2.1. LANDLORD INDEMNITY. The following is hereby added as
Section 49:

      INDEMNIFICATION FOR CERTAIN PRE-EXISTING LIABILITIES. Landlord shall indemnify and hold Tenant harmless from and against all Landlord Glenview Liabilities. "LANDLORD GLENVIEW LIABILITIES" means (x) environmental liabilities, (y) Deferred Maintenance or (z) title liabilities, existing on the date hereof and arising from or relating to the ownership of the real property portion of the Glenview Property, excluding any liabilities arising from or relating to the operation of the Glenview Property or the Glenview Facility. Any amounts that become payable by Landlord under this
      SECTION 4.2 shall be paid within 10 days after demand by Tenant, and if not timely paid, shall bear interest at the Overdue Rate from the date of such demand until paid. Landlord, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Tenant with counsel acceptable to Tenant in its sole discretion and shall not, under any circumstances, compromise or otherwise dispose of any suit, action or proceeding without obtaining Tenant's written consent. Landlord shall have the right to control the defense or settlement of any claim provided that (A) Landlord shall first confirm in writing to Tenant that such claim is within the scope of this indemnity and that Landlord shall pay any and all amounts required to be paid in

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      respect of such claim; and (B) any compromise or settlement shall require the prior written approval of Tenant, which approval shall not be unreasonably withheld provided Tenant is irrevocably released from all liabilities in connection with such claim as part of such settlement or compromise. Tenant, at its election and sole cost and expense, shall have the right, but not the obligation, to participate in the defense of any claim. If Landlord does not act promptly and completely to satisfy its indemnification obligations hereunder, Tenant may resist and defend any such claims or causes of action against Tenant at Landlord's sole cost. Notwithstanding anything to the contrary set forth herein, Tenant shall have no obligation to indemnify or hold Landlord harmless from any liabilities arising from or relating to the Landlord Glenview Liabilities.

                  4.2.2. AS-IS. With respect to the Glenview Property only,
Section 7.1 Original Lease is amended to read as follows:

            7.1 CONDITION OF EACH LEASED PROPERTY. Tenant acknowledges receipt and delivery of possession of the Glenview Property and the Glenview Facility. Tenant is leasing the Glenview Property "AS IS" "WHERE IS". LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF ANY LEASED PROPERTY, THE GLENVIEW FACILITY OR ANY PART THEREOF, EITHER AS TO THEIR FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, OR OTHERWISE, IT BEING AGREED THAT, EXCEPT AS PROVIDED IN SECTIONS 49 AND 50, ALL SUCH RISKS ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT IT HAS WAIVED ITS RIGHT TO INSPECT THE GLENVIEW PROPERTY AND GLENVIEW FACILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NOTHING HEREIN SHALL AFFECT LANDLORD'S OBLIGATIONS TO TENANT PURSUANT TO SECTIONS 49 AND 50 (ADDED BY THIS THIRD AMENDMENT).

                  4.2.3. NO DIMINISHMENT OF LANDLORD INDEMNITY. The provisions of Sections 8.2.7, 9.1.1, 9.2, 10.7, 10.8, 10.10, 10.11, 10.12, 10.13, 10.14, 12
and 13 do not lessen Landlord's obligations pursuant to Section 49 of the Lease.

                  4.2.4. MODIFICATION OF REPRESENTATIONS. Notwithstanding anything to the contrary therein, Tenant shall be deemed not to have made any representations under Sections 10.7, 10.8, 10.10, 10.11, 10.12, 10.13, 10.14 of
the Lease as to the state of operations at the Glenview Facility prior to its becoming a lessee of the Glenview Property.

                  4.2.5. INDEMNIFICATION. With respect to the Glenview Property only, Section 23 of the Original Lease is hereby amended as follows: In the third line, after "any willful misconduct of Landlord", insert the following:
"or any Losses arising out of or relating to the Landlord Glenview Liabilities, which are governed by Section 49 hereunder or any Losses caused by matters at the Glenview Property arising prior to May ___, 2004,"

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                  4.2.6. DEFAULT. Section 17.1.15 is hereby amended by deleting the period at the end of such section and substituting the following therefore:
", except to the extent that any such material fine or penalty constitutes a Landlord Glenview Liability."

                  4.2.7. EXISTING ENVIRONMENTAL PROVISIONS. Section 36.2 shall be amended by adding the following in the tenth line thereof after "not to be unreasonably withheld":

      ; notwithstanding the foregoing, to the extent that the foregoing cure was made necessary as a result of a condition of the Glenview Property which constitutes a Landlord Glenview Liability, such cure shall be at Landlord's sole cost and expense and all other provisions of Section 49 shall apply.

With respect to the Glenview Property only, the following is added:

      36.3.1 INDEMNITY. Tenant shall indemnify, defend, protect, save, hold Landlord and all of the Landlord Indemnified Parties harmless from and against any and all Losses (including, but not limited to, losses of use or economic benefit or diminution in value) suffered or incurred by Landlord or any Landlord Indemnified Parties in connection with, arising out of, resulting from or incident to: (i) the production, use, generation, storage, treatment, transporting, disposal, discharge, release or other handling or disposition of any Hazardous Substances from, in, on or about the Glenview Property, but only to the extent caused, arising or occurring after the date hereof, except to the extent caused by Landlord or any of the Landlord Indemnified Parties from and after the date hereof;
      (ii) the violation of any Environmental Laws with respect to the Glenview Property during the Term; and (iii) any breach by Tenant or any Tenant Parties of this SECTION 36.

Section 36.4 shall be amended by deleting the period at the end thereof and substituting the following therefore:

      ; provided, however, to the extent that the inspection was made necessary solely as a result of, or only reveals, a condition of the Glenview Property which constitutes a Landlord Glenview Liability, such inspection shall be at Landlord's sole cost and expense and all other provisions of
      Section 49 shall apply.

            4.3.  COVERAGE RATIOS.

                  4.3.1. The following definition of "Glenview Coverage Ratio" is hereby added to Exhibit "B":

      "GLENVIEW COVERAGE RATIO" shall mean the ratio of (i) the Cash Flow for the Glenview Facility for the applicable period; to (ii) Glenview Fixed Rent, and all other debt service and lease payments relating to such Facility, for the applicable period.

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                  4.3.2. The definition of Portfolio Coverage Ratio on Exhibit
"B" is hereby deleted in its entirety and replaced with the following:

      "PORTFOLIO COVERAGE RATIO" shall mean the ratio of (i) the Cash Flow for all of the Facilities other than the Glenview Facility for the applicable period; to (ii) Fixed Rent, and all other debt service and lease payments relating to such Facilities, for the applicable period.

                  4.3.3. The following is hereby added as Section 8.2.10:

      GLENVIEW COVERAGE RATIO. Tenant shall maintain, as of the end of each fiscal quarter commencing with the fiscal quarter ending on March 31, 2008, a Glenview Coverage Ratio of not less than the ratio specified on
      SCHEDULE 8.2.10. It shall be an Event of Default under this Lease if Tenant shall fail to maintain, as of the end of each fiscal quarter commencing with the fiscal quarter ending on March 31, 2008, a Glenview Coverage Ratio of not less than the ratio specified on SCHEDULE 8.2.10, provided, however, that it shall not be an Event of Default hereunder, if
      (i) the Glenview Coverage Ratio is greater than or equal to 1.00 to 1.00, and (ii) within fifteen (15) days following the date on which Tenant was required to deliver its computation of the Glenview Coverage Ratio for such fiscal quarter, Tenant deposits with Landlord cash or a Letter of Credit in an amount that, had such amount been added to the Cash Flow for such 12-month period, the Glenview Coverage Ratio for such period would have been equal to the ratio specified on Schedule 8.2.10 for such period (the "DIFFERENCE"). The Difference will be held by Landlord as an addition to the Security Deposit and applied, held and returned by Landlord in accordance with the provisions of SECTION 3.4. Notwithstanding the foregoing, Tenant shall have the ability to cure a breach of the Glenview Coverage Ratio by depositing the Difference no more than five (5) times during the Term of this Lease.

                  4.3.4. Schedule 8.2.10 hereto is hereby added as Schedule
8.2.10 to the Lease.

                  4.3.5. The following is hereby added as Section 17.10:

      LIMITED REMEDIES FOR GLENVIEW COVERAGE RATIO DEFAULT. Notwithstanding anything to the contrary herein, if an Event of Default occurs solely as a result of a breach of Section 8.2.10, then Landlord may not exercise its remedies for such default against any Leased Property other than the Glenview Property and the Facility thereon; provided, however, that (i) if any other circumstances relating to a breach of Section 8.2.10 independently constitute an Event of Default then this Section 17.10 shall not be deemed to limit Landlord's remedies, and (ii) Landlord shall be entitled to make a limited Termination Election with respect to the Glenview Property upon an Event of Default resulting from a breach of
      Section 8.2.10.

            4.4.  PURCHASE OPTION.

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                  4.4.1. The following definition of "Option Property" is hereby added to Exhibit "B":

      "OPTION PROPERTY" shall mean the Leased Property other than (i) the parcel of Land that is part of the Glenview Property, (ii) the Leased Improvements located thereon and (iii) the Intangibles and Landlord's Personal Property associated therewith from time to time leased by Landlord to Tenant hereunder.

                  4.4.2. The following definition of "Option Premises" is hereby added to Exhibit "B":

      "OPTION PREMISES" shall mean all of the Land, the Leased Improvements and the Intangibles from time to time leased hereunder by Landlord to Tenant other than any of the foregoing that relate to the Glenview Property.

                  4.4.3. The definition of Fair Market Value on Exhibit "B" is hereby deleted in its entirety and replaced with the following:

      "FAIR MARKET VALUE" shall mean, as determined by the appraisal procedures set forth in SECTION 43, the amount that an uncompelled, willing buyer would pay, and an uncompelled, willing seller would accept, at arm's length, for a fee simple interest in the Option Premises and Other Premises, including all Capital Alterations and Landlord's Personal Property relating thereto. In addition to such other market factors as may be applicable in determining the Fair Market Value, the Fair Market Value shall be determined on the basis, and on the assumptions, that, (i) the Option Premises and Other Premises are unencumbered by this Lease or the Other Leases, (ii) the Option Premises and Other Premises are in material compliance with any and all applicable laws, codes, ordinances and regulations and other Legal Requirements (and Insurance Requirements),
      (iii) the Option Premises and Other Premises, for the benefit of the aforesaid buyer, have in full force and effect any and all necessary or appropriate material permits, approvals, licenses, and other consents comparable to the Authorizations necessary or advisable for use thereof in accordance with the respective Primary Intended Use applicable thereto, and (iv) the Option Premises and Other Premises have been repaired, maintained and otherwise kept in a condition contemplated and required by
      SECTION 9.1 hereof (other than in the event the Fair Market Value is being determined as a result of a Casualty pursuant to SECTION 15.3 in which case the Fair Market Value of the Option Property in question shall be determined based on the actual condition of such Option Property such time). In addition, such appraisal (x) shall take into account any increase in value attributable to existing tax-exempt bond financing on the Facility located in Kansas City and known as Grand Court Kansas City I; and (y) shall not be determined based solely on the replacement cost of the Option Premises and Other Premises. Fair Market Value shall be determined as of the projected date of the Option Closing.

                  4.4.4. Section 44 of the Original Lease is hereby deleted in its entirety and replaced with the following:

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      TENANT'S OPTION TO PURCHASE THE LEASED PROPERTY. Provided (x) no Event of
      Default exists, and is continuing hereunder or under the Other Leases at the time Tenant exercises the Option or at the closing of the sale of the Option Property to Tenant and the closing of the sale of the Other Leased Property to Tenant or an Affiliate of Tenant, and (y) Tenant and each Other Tenant exercises the option under each of the Other Leases (the "OTHER PURCHASE OPTIONS") at the time Tenant exercises the Option hereunder, and (z) Tenant and each Other Tenant under the Other Leases closes the sale of the Other Leased Property (the "OTHER OPTION CLOSING") concurrently with the closing of the Option Property, Tenant shall have the option (the "OPTION") to purchase all (but not less than all) of the Option Property during the tenth (10th) Lease Year at the greater of (i) the Minimum Option Purchase Price or (ii) Fair Market Value (the "OPTION PURCHASE PRICE"); further provided, however, that for purposes of the foregoing proviso, subject to the immediately succeeding sentence, the Other Properties shall not include any Other Property with respect to which the Landlord under this Lease or an Affiliate of Landlord is not the landlord at the time Tenant exercises the Option. To the extent that any direct or indirect action or inaction of Tenant caused Landlord, or an Affiliate of Landlord, to no longer be the landlord of such Other Property, then the exercise of the Option by Tenant shall be effective if and only if Tenant, or an Affiliate of Tenant, fully compensated Landlord, or an Affiliate of Landlord, as applicable, for all damages (including without limitation any Existing Debt related to such Other Property that has become recourse to Landlord or an Affiliate of Landlord to the extent paid by Landlord or such Affiliate ), costs, expenses (including without limitation reasonable attorney's fees) and other losses whatsoever sustained by Landlord, or an Affiliate of Landlord, as applicable, in connection therewith, including without limitation the Minimum Option Purchase Price for such Other Property, as defined in such Other Lease, less the principal amount of any Existing Debt on such Other Property that has been forgiven by the applicable Lender or for which the applicable Lender has received payment through foreclosure or other similar proceedings. Tenant may exercise such Option by giving written notice to Landlord of its exercise of the Option (an "OPTION EXERCISE NOTICE") at any time from the first day of the tenth (10th) Lease Year until the end of the ninth (9th) month of the tenth (10th) Lease Year. Landlord and Tenant shall proceed to the closing (the "OPTION CLOSING") on the date that is the ninetieth (90th) day after the exercise of the Option. If Tenant fails to proceed to the Option Closing for any reason other than a default by Landlord with respect to its obligations pursuant to the terms of EXHIBIT "E" relative to the Option and the Option Closing, or if any of the Other Option Closings fail to occur for a reason other than a default by Landlord or an Other Landlord with respect to the its obligations pursuant to the terms of the Other Purchase Options. Tenant shall pay to Landlord the reasonable, out-of-pocket expenses (including attorney fees and costs) incurred by Landlord as a result of Tenant's exercise of the Option and the Option shall be terminated and of no further force and effect. This Lease and Other Leases shall remain in full force and effect for the balance of the Term. The Option shall be exercised subject to, and in accordance with, the terms and conditions applicable

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      to the exercise of the Option set forth in EXHIBIT "E" attached hereto.
      Notwithstanding anything herein to the contrary, this Lease shall remain in full force and effect as to those Leased Properties not constituting an Option Property and the Fixed Rent shall be determined based on the allocation in Schedule 2 as the same has been increased pursuant to the provisions of this Lease, including Section 3.1.2.

                  4.4.5. Exhibit "E" is deleted in its entirety and replaced with Exhibit "E" attached hereto.

                  4.4.6. For purposes of Section 15 of the Lease only, the Minimum Purchase Option Price with respect to the Glenview Facility shall be deemed to be $0.

            4.5. HISTORICAL DATA. Notwithstanding anything in the Lease to the contrary, Landlord acknowledges that Tenant has not been involved in the ownership or operation of the Glenview Property prior to the date of this Lease and, therefore, to the extent any provision requires Tenant to provide any historical data with respect to the Leased Property, such data shall be limited to any historical data within Tenant's possession or control.

      4.6.  DEFERRED MAINTENANCE. The following is hereby added as Section 50:

      COMPENSATION FOR DEFERRED MAINTENANCE ON GLENVIEW PROPERTY. Within 30 days after the date of this Amendment, Landlord and Tenant will obtain a report from a independent third party inspector reasonably acceptable to Landlord and Tenant which will identify and document all deferred maintenance liabilities ("DEFERRED MAINTENANCE") with respect to the Glenview Property, and include a budget and plan for remediation. Tenant will promptly undertake any Deferred Maintenance remediation following the delivery of such report. Landlord shall pay Tenant for all such Deferred Maintenance in accordance with the agreed budget, upon Tenant's delivery to Landlord of invoices therefor. Tenant shall perform any other deferred maintenance in accordance with the terms of the Lease.

      4.7.  LICENSING.

            4.6.1. DEFINITIONS. The following definitions are hereby added to Exhibit "B":

      "TEMPORARY GLENVIEW PROPERTY MANAGER" shall mean Parkside of Glenview, LLC, manager under that certain Exclusive Property Management, Leasing and Submanagement Agreement of even date herewith between Landlord, Tenant, Parkside of Glenview, LLC, and Brookdale Management of Illinois-GV, LLC.

      "TEMPORARY GLENVIEW PROPERTY MANAGEMENT AGREEMENT" shall mean under that certain Exclusive Property Management, Leasing and Submanagement Agreement of even date herewith between Landlord, Tenant, Temporary Glenview Property Manager, and Brookdale Management of Illinois-GV, LLC.

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            4.6.2. LIMIT DEFAULTS. A breach by Temporary Glenview Property
Manager of its obligations under the Temporary Glenview Property Management Agreement, or a misrepresentation by Temporary Glenview Property Manager therein, or an Event of Default under the Lease caused by Temporary Glenview Property Manager in its capacity as a "Property Manager" in the Lease, shall be deemed not to cause or result in an Event of Default under the Lease provided that Tenant commences promptly, and proceeds diligently, to cure the consequences of such breach or misrepresentation that would otherwise have caused or resulted in an Event of Default, and does in fact cure such consequences within sixty (60) days after the date of such breach or misrepresentation.

      5. REPRESENTATIONS AND WARRANTIES OF TENANTS. Without limiting in any way any representation or warranty in the Lease or any document executed in connection therewith (collectively, the "LEASE DOCUMENTS"), each Tenant represents and warrants that as of the date hereof:

            5.1. ORGANIZATION AND GOOD STANDING. Each Tenant is duly organized, validly existing and in good standing under the laws of the State of its organization. Each Tenant is qualified to do business in and is in good standing under the laws of the State in which the Facility leased by such Tenant is located. Each Tenant has delivered true and complete copies of the documents, certificates and agreements pursuant to which such Tenant is organized to do business.

            5.2. POWER OF AUTHORITY. Each Tenant has the power and authority to execute, deliver and perform this Amendment and to make itself jointly and severally liable for the obligations of each other Tenant. Each Tenant has taken all requisite action necessary to authorize the execution, delivery and performance of such Tenant's obligations under this Amendment.

            5.3. CONSENTS. The execution, delivery and performance of this Amendment will not require any consent, approval, authorization, order, or declaration of, or any filing or registration with, any court, any Governmental Authority, or any other Person.

            5.4. NO VIOLATION. The execution, delivery and performance of this Amendment (i) do not and will not conflict with, and do not and will not result in a breach of, any Tenant Org Docs; and (ii) do not and will not violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Tenant or any of the Facilities.

            5.5. FULL AND ACCURATE DISCLOSURE. No statement of fact made by or on behalf of Tenant in this Amendment or in any other document or certificate delivered to Landlord by Tenant contains any untrue statement of a material fact or omits to state any material fact necessary to makes statements contained herein or therein not misleading, including, without limitation, all of the financial information delivered by any Tenant or Affiliate of Tenant prior or simultaneous to the execution of this Amendment, all of which Tenant hereby acknowledges were relied upon by Landlord in executing this Amendment. There is no fact presently known to Tenant which has not been disclosed to Landlord which has a Material Adverse Effect, nor as far as Tenant can foresee, might have a Material Adverse Effect.

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            5.6. ENFORCEABILITY. This Amendment constitutes a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally and general principles of equity.

            5.7. NO DEFAULTS. To Tenant's actual knowledge, no Event of Default or monetary default under the Lease or under any of the other Lease Documents has occurred or with the passage of time, giving of notice or both will exist.

            5.8. NO OFFSETS OR DEFENSES. Through the date of this Amendment, and to Tenant's knowledge, Tenant neither has, nor claims any offset, defense, claim, right of set-off or counterclaim against Landlord under, arising out of or in connection with this Amendment, the Lease or any of the other Lease Documents. In addition, Tenant covenants and agrees with Landlord that if any offset, defense, claim, right of set-off or counterclaim exists of which Tenant has knowledge as of the date of this Amendment, Tenant hereby irrevocably and expressly waives the right to assert such matter.

            5.9. DAMAGE OR INJURY. Since the date of the Original Lease, no Leased Property has been materially injured or damaged by fire or other Casualty.

            5.10. CHANGE. Since the date of the Original Lease, no material adverse change with respect to any Leased Property or Tenant has occurred.

            5.11. REPRESENTATION AND WARRANTIES IN LEASE AGREEMENT. Subject to
SECTION 4.2.4, all of the representations and warranties in Section 10.7 through 10.14, inclusive, in the Original Lease are hereby made by each Additional Tenant, and all of the representations and warranties in Article 10 of the Original Lease are hereby re-made by each Existing Tenant, and are true and correct as of the date hereof.

      6. TRANSACTION COSTS. Each Tenant agrees to pay on the date hereof all costs and expenses incurred by Landlord in connection with this Amendment, including, without limitation, all reasonable legal fees of Landlord's counsel and travel costs. Each Tenant shall pay its respective costs and expenses incurred in connection with this Amendment.

      7. MODIFICATIONS. This Amendment may not be amended, modified or otherwise changed in any manner except by a writing executed by all of the parties hereto.

      8. SEVERABILITY. In case any provision of this Amendment shall be invalid, illegal, or unenforceable, such provision shall be deemed to have been modified to the extent necessary to make it valid, legal, and enforceable. The validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      9. SUCCESSORS AND ASSIGNS. This Amendment applies to, inures to the benefit of, and binds all parties hereof, their heirs, legatees, devisees, administrators, executors, and permitted successors and assigns.

      10. GOVERNING LAW. This Amendment was negotiated in the State of Illinois, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. In all respects, the law of the State of Illinois shall govern the validity of and enforceability of the obligations of the parties set forth herein, but all provisions hereof relating to the creation of the leasehold estate and remedies set forth in the Lease shall be governed by the laws of the State in which each applicable Leased Property that is the subject of dispute is located.

      11. FULL FORCE AND EFFECT. The Lease Documents remain in full force and effect. None of the representations, warranties or covenants contained herein shall limit in any way any representation, warranty or covenant contained in any Lease Document. This Amendment shall constitute a "Lease Document" as defined herein.

      12. AMENDMENT CONTROLLING. This Amendment is considered by the parties to the Lease to be an integral part of such Lease. If there is any conflict between the terms of the Lease and this Amendment, the terms of this Amendment shall control. Except as expressly amended herein, all other terms, agreements, and conditions of the Lease shall remain unmodified and in full force and effect.

      13. COUNTERPARTS/FAX SIGNATURES. This Amendment may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one in the same agreement. Confirmation of the execution of this Amendment by telex or by telecopy or telefax of a facsimile page(s) executed by the parties shall be binding upon the parties hereto.

                           [SIGNATURE PAGE TO FOLLOW]

      IN WITNESS WHEREOF, the parties have caused this Third Amendment to Master Lease Agreement to be executed as of the date first above written.

                                    LANDLORD:

Witness:                            VENTAS REALTY, LIMITED PARTNERSHIP,
                                    a Delaware limited partnership

Name: /s/ Dana J. Baker             By: Ventas, Inc., a Delaware corporation
      _____________________
                                        By: /s/ T. Richard Riney
                                            ----------------------------
Name: /s/ Illegible                     Name: T. Richard Riney
      _____________________             Title: Executive Vice President and
                                               General Counsel

                                    TENANT:

Witness:                            BLC ADRIAN-GC, LLC,
                                    a Delaware limited liability company

Name: /s/ Randa Sho
      _____________________             By: /s/ R. Stanley Young
                                            ----------------------------
                                        Name: R. Stanley Young
Name: /s/ Michael Feinstein             Its:  Vice President
      _____________________
Witness:                            BLC ALBUQUERQUE-GC, LLC,
                                    a Delaware limited liability company

Name: /s/ Randa Sho
      ____________________
                          _             By: /s/ R. Stanley Young
                                            ----------------------------
Name: /s/ Michael Feinstein             Name: R. Stanley Young
      _____________________             Its:  Vice President

Witness:                            BLC BRISTOL-GC, LLC,
                                    a Delaware limited liability company

Name: /s/ Randa Sho
      _____________________
                                    By: /s/ R. Stanley Young
                                        ----------------------------
Name: /s/ Michael Feinstein         Name: R. Stanley Young
      _____________________         Its:  Vice President

Witness:                            BLC DAYTON-GC, LLC,
                                    a Delaware limited liability company

Name: /s/ Randa Sho
      _____________________
                                          By: /s/ R. Stanley Young
                                              ----------------------------
Name: /s/ Michael Feinstein               Name: R. Stanley Young
      _____________________               Its:  Vice President

Witness:                            BLC FORT MYERS-GC, LLC,
                                    a Delaware limited liability company

Name: /s/ Randa Sho
      _____________________
                                    By: /s/ R. Stanley Young
                                        ----------------------------
Name: /s/ Michael Feinstein         Name: R. Stanley Young
      _____________________         Its:  Vice President

Witness:                            BLC TAVARES-GC, LLC,
                                    a Delaware limited liability company

Name: /s/ Randa Sho
      _____________________
                                          By: /s/ R. Stanley Young
                                              ----------------------------
Name: /s/ Michael Feinstein               Name: R. Stanley Young
      _____________________               Its:  Vice President

Witness:                            BLC LAS VEGAS-GC, LLC,
                                    a Delaware limited liability company

Name: /s/ Randa Sho
      _____________________               By: /s/ R. Stanley Young
                                              ----------------------------
                                          Name: R. Stanley Young
Name: /s/ Michael Feinstein               Its:  Vice President
      _____________________
Witness:                            BLC LUBBOCK-GC, L.P., a Delaware limited
                                    partnership,

Name: /s/ Randa Sho
      _____________________         BY:   BLC LUBBOCK-GC, LLC,
                                    a Delaware limited liability company
Name: /s/ Michael Feinstein
      _____________________
                                    By: /s/ R. Stanley Young
                                        ----------------------------
                                    Name: R. Stanley Young
                                    Its:  Vice President

Witness:                            BLC OVERLAND PARK-GC, LLC,
                                    a Delaware limited liability company

Name: /s/ Randa Sho
      _____________________         By: /s/ R. Stanley Young
                                        ----------------------------
                                    Name: R. Stanley Young
Name: /s/ Michael Feinstein         Its:  Vice President
      _____________________
Witness:                            BROOKDALE LIVING COMMUNITIES OF
                                    ILLINOIS-GV, LLC, a Delaware
                                    limited liability company

Name: /s/ Randa Sho
      _____________________
                                          By: /s/ R. Stanley Young
                                              ----------------------------
Name: /s/ Michael Feinstein               Name: R. Stanley Young
      _____________________               Its:  Vice President

GUARANTOR HEREBY AGREES AND CONSENTS TO THIS FOURTH AMENDMENT TO MASTER LEASE
AGREEMENT:

                                    GUARANTOR:

                                    BROOKDALE LIVING COMMUNITIES, INC.,
                                    a Delaware corporation

Witness:

                                    By: /s/ R. Stanley Young
                                        ---------------------------------------
Name: /s/ Randa Sho                     Name: R. Stanley Young
      ---------------------             Title: Executive Vice-President, Chief
                                        Financial Officer and Treasurer
Name: /s/ Michael Feinstein
      ---------------------

State of Illinois   )
                    )   ss:
County of Cook      )

      On this 29 day of May, 2004, before me personally appeared R Stanley Young, to me known to be the Vice-President of BLC Adrian-GC, LLC, a Delaware limited liability company, the entity that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

      In witness whereof, I have hereunto set my hand and affixed my official seal the day and year first written above.

       /s/ Cheryl Miller
___________________________________
Notary Public in and for the State
of Illinois residing at
___________________________________

My Commission Expires:   5/31/06

State of Illinois  )
                   )    ss:
County of Cook     )

      On this 29 day of May, 2004, before me personally appeared R. Stanley Young, to me known to be the Vice-President of BLC Albuquerque-GC, LLC, a Delaware limited liability company, the entity that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

      In witness whereof, I have hereunto set my hand and affixed my official seal the day and year first written above.

       /s/ Cheryl Miller
___________________________________
Notary Public in and for the State
of Illinois residing at
___________________________________

My Commission Expires:   5/31/06

State of Illinois  )
                   )    ss:
County of Cook     )

      On this 29 day of May, 2004, before me personally appeared R. Stanley Young, to me known to be the Vice-President of BLC Dayton-GC, LLC, a Delaware limited liability company, the entity that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

      In witness whereof, I have hereunto set my hand and affixed my official seal the day and year first written above.

       /s/ Cheryl Miller
___________________________________
Notary Public in and for the State
of Illinois residing at
___________________________________

My Commission Expires:   5/31/06

State of Illinois  )
                   )    ss:
County of Cook     )

      On this 29 day of May, 2004, before me personally appeared R. Stanley Young, to me known to be the Vice-President of BLC Fort Meyers-GC, LLC, a Delaware limited liability company, the entity that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

      In witness whereof, I have hereunto set my hand and affixed my official seal the day and year first written above.

       /s/ Cheryl Miller
___________________________________
Notary Public in and for the State
of Illinois residing at
___________________________________

My Commission Expires:   5/31/06

State of Illinois  )
                   )    ss:
County of Cook     )

      On this 29 day of May, 2004, before me personally appeared R. Stanley Young, to me known to be the Vice-President of BLC Tavares-GC, LLC, a Delaware limited liability company, the entity that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

      In witness whereof, I have hereunto set my hand and affixed my official seal the day and year first written above.

       /s/ Cheryl Miller
___________________________________
Notary Public in and for the State
of Illinois residing at
___________________________________

My Commission Expires:   5/31/06

State of Illinois  )
                   )    ss:
County of Cook     )

      On this 29 day of May, 2004, before me personally appeared R. Stanley Young, to me known to be the Vice-President of BLC Bristol-GC, LLC, a Delaware limited liability company, the entity that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

      In witness whereof, I have hereunto set my hand and affixed my official seal the day and year first written above.

/s/ Cheryl Miller
-----------------------------------
Notary Public in and for the State
of Illinois residing at
___________________________________

My Commission Expires: 5/31/06

State of Illinois  )
                   )    ss:
County of Cook     )

      On this 29 day of May, 2004, before me personally appeared R. Stanley Young, to me known to be the Vice-President of BLC Las Vegas-GC, LLC, a Delaware limited liability company, the entity that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

      In witness whereof, I have hereunto set my hand and affixed my official seal the day and year first written above.

/s/ Cheryl Miller
-----------------------------------
Notary Public in and for the State
of Illinois residing at
___________________________________

My Commission Expires: 5/31/06

State of Illinois  )
                   )    ss:
County of Cook     )


      On this 29 day of May, 2004, before me personally appeared R. Stanley Young, to me known to be the Vice-President of BLC Lubbock-GC, LLC, a Delaware limited liability company, the general partner of BLC Lubbock-GC, L.P., a Delaware limited partnership, the entity that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

      In witness whereof, I have hereunto set my hand and affixed my official seal the day and year first written above.

/s/ Cheryl Miller
-----------------------------------
Notary Public in and for the State
of Illinois residing at
___________________________________

My Commission Expires: 5/31/06

State of Illinois  )
                   )    ss:
County of Cook     )

      On this 29 day of May, 2004, before me personally appeared R. Stanley Young, to me known to be the Vice-President of BLC Overland Park-GC, LLC, a Delaware limited liability company, the entity that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

      In witness whereof, I have hereunto set my hand and affixed my official seal the day and year first written above.

/s/ Cheryl Miller
-----------------------------------
Notary Public in and for the State
of Illinois residing at
___________________________________

My Commission Expires 5/31/06

State of Illinois  )
                   )    ss:
County of Cook     )
          ---------

      On this 29 day of May, 2004, before me personally appeared R. Stanley
              --
Young, to me known to be the Vice-President of BLC ______________-GC, LLC, a Delaware limited liability company, the entity that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

      In witness whereof, I have hereunto set my hand and affixed my official seal the day and year first written above.

/s/ Cheryl Miller
-----------------------------------
Notary Public in and for the State
of Illinois residing at
   --------
___________________________________

My Commission Expires 5/31/06

State of Illinois  )
                   )    ss:
County of Cook     )

      On this 29 day of May, 2004, before me personally appeared R. Stanley Young, to me known to be the Executive Vice-President, Chief Financial Officer and Treasurer of BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation, the entity that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

      In witness whereof, I have hereunto set my hand and affixed my official seal the day and year first written above.

/s/ Cheryl Miller
___________________________________
Notary Public in and for the State
of Illinois residing at
___________________________________

My Commission Expires: 5/31/06

State of Illinois  )
                   )    ss:
County of Cook     )

      On this 29 day of May, 2004, before me personally appeared T. Richard Riney, to me known to be the Vice-President of VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership, the entity that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

      In witness whereof, I have hereunto set my hand and affixed my official seal the day and year first written above.

/s/ Cheryl Miller
___________________________________
Notary Public in and for the State
of Illinois residing at
___________________________________

My Commission Expires: 5/31/06

                                   SCHEDULE 1

     FACILITY, TENANT, PRIMARY INTENDED USE, IL UNITS, AL UNITS, TOTAL UNITS

FACILITY                     TENANT             PRIMARY INTENDED USE       IL UNITS   AL UNITS   TOTAL UNITS
--------              -------------------   ----------------------------   --------   --------   -----------
ADRIAN                BLC Adrian-GC, LLC    Assisted living facility and      51         52          103
                                            senior independent living
                                            facility.

ALBUQUERQUE           BLC                   Assisted living facility and     140         60          200
                      Albuquerque-GC, LLC   senior independent living
                                            facility.

BRISTOL               BLC Bristol-GC, LLC   Assisted living facility and      54         44           98
                                            senior independent living
                                            facility.

DAYTON                BLC Dayton-GC, LLC    Assisted living facility and     130         55          185
                                            senior independent living
                                            facility.

FT. MYERS             BLC Fort Myers-GC,    Senior independent living        185          0          185
                      LLC                   facility.

LAS VEGAS             BLC Las Vegas-GC,     Assisted living facility and     102         50          152
                      LLC                   senior independent living
                                            facility.

LUBBOCK               BLC Lubbock-GC, LLC   Senior independent living        138          0          138
                                            facility

OVERLAND PARK         BLC Overland          Senior independent living        276          0          276
                      Park-GC, LLC          facility

TAVARES               BLC Tavares-GC, LLC   Assisted living facility and      59         35           94
                                            senior independent living
                                            facility.

SEASONS AT GLENVIEW   Brookdale Living      Assisted living facility and     167         54          221
                      Communities of        senior independent living
                      Illinois-GV, LLC      facility.

                                   Schedule 1

                                   SCHEDULE 2

        INITIAL ALLOCATED RENT AND INITIAL MINIMUM OPTION PURCHASE PRICE

                                                                INITIAL MINIMUM OPTION
          FACILITY              INITIAL ANNUAL ALLOCATED RENT       PURCHASE PRICE
-----------------------------   -----------------------------   ----------------------
Adrian, Michigan                      $     544,388.00             $   5,885,000.00
Albuquerque, New Mexico               $   1,076,267.00             $  11,635,000.00
Bristol, Virginia                     $     610,558.00             $   6,601,000.00
Dayton, Ohio                          $     333,306.00             $   3,603,000.00
Ft. Myers, Florida                    $   1,316,361.00             $  14,231,000.00
Las Vegas                             $     224,792.00             $   2,430,000.00
Lubbock                               $     667,113.00             $   7,212,000.00
Overland Park                         $   2,225,899.00             $  24,064,000.00
Tavares, Florida                      $     381,548.00             $   4,125,000.00
Seasons at Glenview, Illinois         $   3,861,875.00               Not Applicable

                                      ----------------             ----------------
     TOTALS                           $  11,242,107.00             $  79,786,000.00
                                      ----------------             ----------------

                                   Schedule 2

                                  SCHEDULE 3.5

                              CAPITAL REPAIR ITEMS

               CAPITAL REPAIR ITEMS                       ALLOWANCE AMOUNT
----------------------------------------------------     -----------------
ADRIAN, MICHIGAN
1.   None                                                    1. $        0

ALBUQUERQUE, NEW MEXICO
1. Heat pump replacements and cooling tower upgrades         1. $11,000.00
2. Replacement of some kitchen appliances                    2. $13,125.00

                                                         TOTAL: $24,125.00

BRISTOL, VIRGINIA
1. Roof leaks reported and needing repaired                  1. $ 6,250.00

DAYTON, OHIO
1. Repair asphalt and concrete, reseal asphalt               1. $14,843.75
2. Replace original portion of roof over next 2
   years                                                     2. $46,378.75
3. Replace common area FF&E
4. Reattach meters and switch gear                           3. $ 9,375.00
                                                             4. $ 1,250.00

                                                         TOTAL: $71,847.50

FT. MYERS, FLORIDA
1. Replace roof and roof membranes due to
   roof leaks over a period of years                         1. $50,000.00

LAS VEGAS, NEVADA
1. Replace roof in kitchen due to leaks                      1. $ 8,750.00
2. Repair and seal cracks on concrete topping
of the balcony docks to prevent moisture
reaching plywood sheathing                                   2. $ 3,125.00

                                                         TOTAL: $11,875.00

LUBBOCK, TEXAS
1. Non                                                       1. $        0

                                  Schedule 3.5

             CAPITAL REPAIR ITEMS                        ALLOWANCE AMOUNT
----------------------------------------------          ------------------
OVERLAND PARK, KANSAS
1. Isolated portion of concrete block at porte
cohere is damaged. Damaged areas must be
replaced                                                    1. $  1,250.00
2. Various balcony decks are separating from
the lower bearing walls exterior                            2. $ 93,750.00

                                                        TOTAL: $ 95,000.00

TAVARES, FLORIDA
1. None                                                     1. $         0

SEASONS AT GLENVIEW, ILLINOIS
1. None                                                     1. $         0

                                                               -----------
                              TOTAL                            $259,097.50
                                                               -----------

                                  Schedule 3.5

                                  SCHEDULE 7.3

                            AUTHORIZATION COLLATERAL

1. License issued by Michigan Family Independence Agency, Office of Children & Adult Licensing for a home for the aged, capacity 66, to BLC Adrian-GC, LLC

2. License issued by Ohio Department of Health for Residential Care Facility, capacity 83, to BLC-Dayton-GC, LLC

3. License issued by New Mexico Department of Health for Adult Residential Shelter Care Home, capacity 100, to BLC Albuquerque-GC, LLC

4. License issued by Virginia Department of Social Services for an Assisted Living Facility, capacity 125, to BLC Bristol-GC, LLC

5. License issued by the Florida Agency for Health Care Administration for an Assisted Living Facility, capacity 65, to BLC Tavares - GC, LLC

6. License issued by the Nevada Department of Human Services, Health Division, Bureau of Licensing and Certification for a Residential Facility for Elderly or Disabled Persons, Category 1, Capacity 50, to BLC Las Vegas-GC, LLC

7. License issued by the Illinois Department of Public Health Assisted Living License.

                                  Schedule 7.3

                                 SCHEDULE 8.2.7

           NONCOMPLIANCE WITH CERTAIN LEGAL AND INSURANCE REQUIREMENTS

                                      NONE

                                 Schedule 8.2.7

                                 SCHEDULE 8.2.10

                            GLENVIEW COVERAGE RATIOS

FISCAL QUARTERS (ENDING DATES)             REQUIRED GLENVIEW COVERAGE RATIO
------------------------------             --------------------------------
March 31, 2008  - December 31, 2009                 1.00 to 1.00

March 31, 2009  - December 31, 2010                 1.03 to 1.00

March 31, 2010  - December 31, 2011                 1.05 to 1.00

March 31, 2011  - December 31, 2012                 1.07 to 1.00

March 31, 2012 and later                            1.10 to 1.00

                                 Schedule 8.2.10

                                    EXHIBIT A

                            LEASED PROPERTY ADDRESSES

PROPERTY NAME:                    PROPERTY ADDRESS
The Grand Court Adrian            1200 Corporate Drive, Adrian (Lenawee County), Michigan

The Grand Court Albuquerque       300 Valencia Drive SE, Albuquerque (Bernalillo County), New Mexico

The Grand Court Bristol           One Liberty Place, Bristol (Washington County), Virginia

The Grand Court Dayton            280 Walden Way, Dayton (Montgomery and Greene Counties), Ohio

The Grand Court Fort Myers        8351 College Parkway, Fort Myers (Lee County), Florida

The Grand Court Las Vegas         6650 W. Flamingo Road, Las Vegas (Clark County), Nevada

The Grand Court Lubbock           4601 71st Street, Lubbock (Lubbock County), Texas

The Grand Court Overland Park     6101 W. 119th Street, Overland Park (Johnson County), Kansas

The Grand Court Tavares           1211 Caroline Street East, Tavares (Lake County), Florida

The Seasons at Glenview Place     4501 Concord Lane, Northbrook, IL   60062

                                    Exhibit A

                                  EXHIBIT A-10

                     LEGAL DESCRIPTION (SEASONS AT GLENVIEW)

PARCEL 1:

Lot 23 in Glenview Place, being a Resubdivision in the Northwest Quarter of
Section 29 and the Northeast Quarter of Section 30, Township 42 North, Range 12 East of the Third Principal Meridian, according to the plat thereof recorded November 12, 1997, as Document Number 97-845875, in Cook County, Illinois.

PARCEL 2:

Easement for Storm and Water Detention for the benefit of Parcel 1 over that part of Lots 1 and 2 of County Clerk's Division of Section 30, Township 42 North, Range 12 East of the Third Principal Meridian, according to the Plat thereof recorded October 11, 1876 as Document No. 106468, in Cook County, Illinois,

Described as Follows:

Commencing at the Northeast corner of said Section 30; Thence South 00 Degrees 00 Minutes 05 Seconds West along the east line of said Section 30, 449.38 feet;

Thence South 89 Degrees 41 Minutes 07 Seconds West, 1146.68 feet to a point for a Place of Beginning;

Thence continuing South 89 Degrees 41 Minutes 07 Seconds West, 235.00 feet to the easterly line of Sanders Road according to Document No. 21779374, recorded January 18, 1972; Thence North 07 Degrees 27 Minutes 17 Seconds West along said easterly line of Sanders Road, 341.26 feet;

Thence South 89 Degrees 59 Minutes 15 Seconds East, 273.68 feet;

Thence South 00 Degrees 57 Minutes 03 Seconds East, 337.07 feet to the Point of Beginning as created by Instrument dated June 2, 1997 and recorded June 5, 1997 as Document No. 97-400065, and as amended by Instrument recorded July 8, 1997 as Document No. 97-490185.

P.I.N.: 04-29-100-299-0000
        04-30-211-023-0000

Address: 4501 Concord Lane, Glenview, Illinois

                                  Exhibit A-10

                                    EXHIBIT E

                               OPTION TO PURCHASE

The Option to purchase the entirety (and not any portion) of the Option Premises contained in SECTION 44 shall be exercised and consummated only pursuant to the specific terms and conditions expressly set forth in SECTION 44 and this EXHIBIT "E":

      1. TERM OF PURCHASE OPTION. The term of the Purchase Option (the "PURCHASE OPTION TERM") shall be during the tenth (10th) Lease Year. In no event and under no circumstances shall the Purchase Option survive the expiration of the tenth
(10th) Lease Year or the earlier termination of this Lease. Tenant may exercise the Purchase Option on only one (1) occasion.

      2. MANNER AND EFFECT OF EXERCISE. Tenant may exercise the Purchase Option only by delivering an Option Exercise Notice to Landlord, during the first nine
(9) months of the Purchase Option Term; provided, however, said exercise shall not be effective unless the tenants under the Other Tenants also deliver the option exercise notices in the manner prescribed in the Other Leases at the same time as Tenant delivers the Option Exercise Notice to Landlord. Prior to the exercise of the Purchase Option, and subject to the terms of this Lease, Tenant shall have completed any such normal and customary due diligence investigation as Tenant shall deem necessary, and the results of such due diligence investigation shall not be a condition to closing the transaction contemplated by the Purchase Option. If and when Tenant timely delivers an Option Exercise Notice, Landlord and Tenant agree that, in light of Tenant's occupancy and possession of the Option Premises, Tenant shall have no right or entitlement to any due diligence or investigation period of or about the Option Premises pursuant to which Tenant would have any unilateral right to revoke its Option Exercise Notice. Without limitation of the foregoing, there shall be no conditions precedent to Tenant's obligation to consummate its acquisition of the Option Premises (e.g. financing contingency), except as is otherwise specifically and expressly set forth in this EXHIBIT "E". It shall be a condition precedent to Landlord's obligation to proceed to the Option Closing that, as of the date on which Tenant delivers the Option Exercise Notice and continuing through the date on which the Option Closing occurs, (x) no Event of Default exists, and (y) Tenant or an Affiliate of Tenant must close the Other Option Closings. If the foregoing conditions fail, the exercise by Tenant of the Option shall be null and void, Landlord shall be entitled to exercise its rights and remedies pursuant to SECTION 9 of this EXHIBIT "E" and the Option shall be null and void. If Tenant fails to timely deliver an Option Exercise Notice, the Option shall automatically and irrevocably be rendered null and void, and Tenant shall have no further rights under this EXHIBIT "E".

      3. OPTION PURCHASE PRICE. The Option Purchase Price to be paid to Landlord by Tenant at the Option Closing for the Option Premises shall be the greater of
(i) the Minimum Option Purchase Price or (ii) the Fair Market Value of the Option Premises. For purposes of this EXHIBIT "E" only, Minimum Option Purchase Price shall be equal to the aggregate Minimum Option Purchase Price set forth on
SCHEDULE 2 of the Lease increased

                                    Exhibit E
annually (on a compounding basis) by the greater of one and one-half percent (1.5%) or 75% of the CPI Increase.

      4. OPTION CLOSING. The Option Closing shall take place at the offices of Landlord's counsel or a title company designated by Landlord on the date that is the ninetieth (90th) day after the exercise of the Option. The Option Closing shall be effective as of 12:01 a. m. on the date of the Option Closing.

      5. CONVEYANCE OF OPTION PREMISES. If Tenant exercises the Option, at the Option Closing, Landlord shall convey fee simple title to the Option Premises to Tenant pursuant to a special warranty deed, subject only to (a) Impositions not yet due and payable; (b) those matters and exceptions shown in Landlord's existing owner's policy of title insurance obtained in connection with Landlord's purchase of the Option Premises (except any mortgage or comparable liens evidencing financing to which Landlord is a party. which Landlord shall be obligated to satisfy in full on or before the Option Closing, provided that Tenant shall pay all prepayment or similar charges incurred by Lender in connection with the payoff of any Existing Debt, and provided further that in the event Landlord, Tenant and any Facility Mortgagee relating to the Option Premises agree to the assumption of any outstanding Facility Mortgage relating to the Option Premises, in which case, the assumed amount of debt shall be reduced from the purchase price); and (c) any Permitted Encumbrances (collectively, "PERMITTED EXCEPTIONS"). From and after the delivery of an Option Exercise Notice, Landlord shall not execute and enter into any covenant, easement, restriction or other encumbrance binding upon the Option Premises that would materially and adversely affect title to the Leased Land that is part of the Option Premises and that will not be discharged on or prior to the Option Closing unless Landlord obtains Tenant's consent thereto, which consent shall not be unreasonably withheld.

      6. OPTION PREMISES TRANSFERRED "AS IS". The sale of the Option Premises pursuant to the Option shall be made on a strictly "AS IS," "WHERE-IS" basis as of the Option Closing, without any representations, warranties or covenants, of any nature whatsoever, from Landlord other than as contained in the Deed. Landlord hereby specifically disclaims any warranty (oral or written) concerning: (i) the nature and condition of the Option Premises and the suitability thereof for any and all activities and uses that Tenant may elect to conduct thereon; (ii) the manner, construction, condition and state of repair or lack of repair of any improvements located thereon; (iii) the nature and extent of any right-of-way, lien, encumbrance, license, reservation, condition or otherwise; (iv) the compliance of the Option Premises or its operation with any laws, rules, ordinances, or regulations of any government or other body; and (v) any other matter whatsoever. Tenant expressly acknowledges that, in consideration of the agreements of Landlord herein, LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, TO OR FOR THE BENEFIT OF TENANT AND CONCERNING ALL OR ANY PORTION OF THE OPTION PREMISES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF QUANTITY, QUALITY, CONDITION, HABITABILITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ALL OR ANY PORTION OF THE OPTION

                                    Exhibit E

PREMISES, ANY IMPROVEMENTS LOCATED THEREON, AND ANY SOIL CONDITIONS RELATED THERETO. TENANT SPECIFICALLY ACKNOWLEDGES AND AGREES THAT TENANT IS NOT RELYING ON (AND LANDLORD HEREBY DISCLAIMS AND RENOUNCES) ANY REPRESENTATIONS, WARRANTIES OR COVENANTS OF ANY KIND OR NATURE WHATSOEVER MADE BY, OR ON BEHALF OF, LANDLORD AND RELATING TO ALL OR ANY PORTION OF THE OPTION PREMISES OTHER THAN THE SPECIAL WARRANTIES CONTAINED IN THE DEED, IF ANY.

      7. PRORATIONS. Except as herein expressly provided, there shall be no prorations of any cost or expense items relating to the Option Premises, whether real estate taxes, operating expenses or otherwise; provided, however, that if and to the extent that, as of the Option Closing, Landlord has paid any bills for any ownership expenses incurred (prior to the Option Closing) in connection with the ownership and operation of the Option Premises and, under the terms of this Lease, Tenant would be required to reimburse Landlord for some or all of such expenses, then at the Option Closing, Tenant shall be required to pay to Landlord, in addition to the Option Purchase Price, any such accrued operating expenses (including, but not limited to, real estate taxes) for which Tenant is responsible under this Lease relating to the Option Premises. At the Option Closing, Landlord shall credit to Tenant: (i) any unapplied portion of the Security Deposit (excluding any portion relating to the Glenview Property) or reduce the Letter of Credit to an amount that relates only to the Glenview Property; (ii) any amounts deposited by Tenant or Landlord and remaining in the Escrow Account that do not relate to the Glenview Property; (iii) any Fixed Rent [CARVE OUT AMOUNT RELATING TO GLENVIEW PROPERTY] for the month in which the Option Closing occurs, relative to the period from and after the date of the Option Closing; and (iv) any Capital Expenditure Deposit to the extent unrelated to the Glenview Property. At the Option Closing, Tenant shall credit to Landlord any Fixed Rent or other sums then owing to Landlord.

      8. CLOSING EXPENSES. Tenant shall pay any and all costs and expenses, of any nature whatsoever, incurred in connection with the consummation of the purchase and sale of the Option Premises pursuant to this EXHIBIT "E", including, without limitation, any title search fees, title insurance commitment fees, the cost of any title insurance policy, any transfer taxes, any recording fees, any brokerage commissions, closing or escrow fees, and survey costs. Tenant acknowledges, however, that Landlord has no obligation to provide any title insurance coverage or a survey of the Option Premises to Tenant, and if Tenant elects to procure either or both of a title insurance policy and a survey, such procurement shall not be a condition precedent to Tenant's obligation to close once Tenant delivers its Exercise Notice other than to the extent such title insurance commitment evidences the inability of Landlord to make the conveyance of the Option Premises as provided in SECTION 5 of this EXHIBIT "E". Tenant shall be responsible for Landlord's attorneys' fees.

      9. DEFAULT. If Tenant fails to timely perform or satisfy any of its obligations imposed under this EXHIBIT "E", including, but not limited to, its obligation to timely consummate the purchase of the Option Premises (for any reason other than a default by

                                    Exhibit E

Landlord under this EXHIBIT "E"), then this Lease shall continue; provided the Option to Purchase shall terminate and be of no further force and effect, and Tenant shall reimburse Landlord for all reasonable out of pocket costs and expenses incurred by Landlord as a result of Tenant giving an Option Exercise Notice.

      10. TERMINATION OF LEASE. At all times from the date on which Tenant delivers an Option Exercise Notice until the Option Closing, the Lease shall remain in full force and effect. Upon the consummation of the Option Closing pursuant to this EXHIBIT "E", this Lease shall automatically terminate (i) as to the Option Premises only and (ii) except for those specific provisions which, by their express terms, survive such a termination. This EXHIBIT "E" shall survive the Option Closing and shall not merge into any conveyance documents delivered at the Option Closing.

      11. NO ASSIGNMENT. The Option is personal to Tenant. In the event of any Transfer, whether with or without Landlord's consent, and whether directly or indirectly, this Option shall be null and void and no such assignee or sublessee shall have any right whatsoever and at any time to exercise the Option; provided, however, that if Landlord consents to any Transfer or such Transfer constitutes a Permitted Transfer, such option shall be transferred to the successor of tenant.

      12. TAX DEFERRED EXCHANGE. Landlord may assign all or any of its right, title, interest and obligation under this EXHIBIT "E" to any third party intermediary (an "INTERMEDIARY") in connection with a tax-deferred exchange or reverse exchange pursuant to Section 1031 of the Internal Revenue Code (an "EXCHANGE"). If Landlord elects to so assign its right, title, interest and obligations under this EXHIBIT "E", Tenant hereby covenants and agrees that Tenant shall reasonably cooperate with Landlord (without incurring any additional liability or any additional third party expenses, however) in connection with such election and the consummation of the Exchange, including without limitation, by executing an acknowledgement of Landlord's assignment, to the Intermediary, of its right, title, interest and obligation under this EXHIBIT "E".

                                    Exhibit E

                                    EXHIBIT F

                      LIST OF PROPERTY MANAGEMENT CONTRACTS

1. Exclusive Property Management and Leasing Agreement dated as of January 28, 2004, by and between BLC Adrian-GC, LLC and Brookdale Living Communities-GC, LLC.

2. Exclusive Property Management and Leasing Agreement dated as of January 28, 2004, by and between BLC Albuquerque-GC, LLC and Brookdale Living Communities-GC, LLC.

3. Exclusive Property Management and Leasing Agreement dated as of February 20, 2004, by and between BLC Bristol-GC, LLC and Brookdale Living Communities-GC, LLC.

4. Exclusive Property Management and Leasing Agreement dated as of January 28, 2004, by and between BLC Dayton-GC, LLC and Brookdale Living Communities-GC, LLC.

5. Exclusive Property Management and Leasing Agreement dated as of January 28, 2004, by and between BLC Fort Myers-GC, LLC and Brookdale Living Communities-GC, LLC.

6. Exclusive Property Management and Leasing Agreement dated as of February 20, 2004, by and between BLC Tavares-GC, LLC and Brookdale Living Communities-GC, LLC.

7. Exclusive Property Management and Leasing Agreement dated as of March [30], 2004, by and between BLC Las Vegas-GC, LLC and Brookdale Living Communities-GC, LLC.

8. Exclusive Property Management and Leasing Agreement dated as of March [30], 2004, by and between BLC Lubbock-GC, L.P. and Brookdale Living Communities-GC, LLC.

9. Exclusive Property Management and Leasing Agreement dated as of March [30], 2004, by and between BLC Overland Park, LLC and Brookdale Living Communities-GC, LLC.

10. Exclusive Property Management, Leasing and Submanagement Agreement between Brookdale Living Communities of Illinois-GV, LLC, Parkside of Glenview, L.L.C., and Brookdale Management of Illinois-GV, LLC.

                                    Exhibit F

                                    EXHIBIT G

                         LIST OF OTHER LEASED PROPERTIES

1. Grand Court Belleville, Belleville, Illinois

2. Grand Court Farmington Hills, Farmington Hills, Michigan

3. Grand Court Kansas City I, Kansas City, Missouri

4. Grand Court Findlay, Findlay, Ohio

5. Grand Court Springfield, Springfield, Ohio

                                    Exhibit G